                                  EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


                                              State of
Subsidiary                                 Incorporation     Does Business As
----------                                 -------------     ----------------
PFI Corp                                      Delaware       N/A; PFI serves as a Delaware holding company
NF Services, Inc. *                           New York       Nursefinders
StaffPLUS, Inc.                               Delaware       Abar Staffing, Allegheny Personnel Services, Ann Wells
                                                             Personnel, Denver Staffing, Fox Staffing Resources,
                                                             FirstWord Staffing Services, Franklin-Pierce
                                                             Temporaries, Integrity Technical Services, Profile
                                                             Temporaries, Scott-Wayne Staffing, Scott- Wayne
                                                             Temporaries, Sloan Staffing Services, Temp Connection,
                                                             The Temporary Connection, TempWorld, West Personnel
                                                             and Word Processing Personnel Services
Word Processing Professionals, Inc.           New York       Word Processing Professionals
Franklin-Pierce Associates, Inc.           Massachusetts     Franklin Pierce Associates
Scott Wayne Associates, Inc.               Massachusetts     Scott Wayne Associates
Creative Corporate Staffing, Inc.          North Carolina    Creative Staffing
Gentry, Inc.                                 California      Gentry
IMS Consulting, Inc.                       North Carolina    IMS Consulting
InfoTech Services, Inc.                    North Carolina    InfoStaff (Utah and California), BEST Consulting,
                                                             Broughton Systems, Careers, DRACS/SSC, Computer
                                                             Resources Group, Command Technologies,  IMA Plus,
                                                             Keiter Stephens Computer Services, Trilogy Consulting
                                                             and Vital Computer Services
InfoTech Contract Services, Inc.           Massachusetts     InfoTech Contract Services
Lloyd-Ritter Consulting, Inc.                California      Lloyd Ritter Consulting
BAL Associates, Inc.                         California      BAL Associates
Advanced Business Consultants, Inc.           Missouri       Advanced Business Consultants
PALADIN Consulting, Inc.                       Texas         PALADIN Consulting
RealTime Consulting, Inc.                      Texas         RealTime Consulting

* The stock of NF Services, Inc. (which operates Nursefinders' sole New York branch) has been placed in escrow pending approval by the New York Department of Health of the Nursefinders sale transaction (which was completed in December
1997). Upon approval by the New York Department of Health, the stock of NF Services, Inc. will be transferred to Nursefinders' buyer.